UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 18, 2020
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2020, Chimerix, Inc. (the “Company”) and Scientific Protein Laboratories, LLC (“SPL”) entered into an Amendment (the “Amendment”) to the Supply Agreement dated October 5, 2015, between the Company, as successor-in-interest to Cantex, Inc., and SPL (the “Agreement”), in order to clarify certain purchase obligations under the Agreement and to extend the term of the Agreement. Pursuant to the Amendment, the Company agreed to issue certain purchase orders for DSTAT active pharmaceutical ingredient (i) within ten days of the date of the Amendment and (ii) upon the earlier of (x) achievement of a specified regulatory milestone or (y) December 31, 2023. The term of the Agreement was extended to October 5, 2040.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1*	Amendment to the Supply Agreement, dated December 16, 2020, by and between Chimerix, Inc. and Scientific Protein Laboratories, LLC.

*    Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Registrant has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: December 23, 2020
	By:	/s/ Michael T. Andriole
Michael T. Andriole
Chief Business and Financial Officer